                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                          CAPTEC NET LEASE REALTY, INC.

                                       AND

                                PATRICK L. BEACH

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the _____ day of ___________, 1997, between Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), and Patrick L. Beach (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. Employment.

                  (a) The Company hereby employs the Executive as its President and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

                  (b) During the term of this Employment Agreement and any renewal hereof (all references herein to the term of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and shall have the titles of President and Chief Executive Officer and shall devote such business time and efforts to his employment as the Executive deems appropriate and perform diligently such duties as are customarily performed by Chief Executive Officers and Presidents of publicly-held real estate investment trusts, together with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with his positions as set forth above and as provided in Paragraph 2.

         2. Term and Positions.

                  (a) Subject to the provisions for the termination of this Agreement as provided for herein, the term of this Employment Agreement shall commence on the date hereof and shall continue through December 31, 2000 (the "Base Term") and shall automatically be extended for an additional one year (each a "Renewal Year") at the end of each full calendar year for which this Employment Agreement remains in effect unless on or before November 30 of each calendar year, either party gives to the other party written notice of termination of this Employment Agreement, in which case this Employment Agreement shall terminate upon the completion of the then applicable employment period including any previous Renewal Years.

                  (b) The Executive shall be entitled to serve as the President and Chief Executive Officer of the Company. Without limiting the general scope of the Executive's position: (i) the Executive shall not be required to report to any single individual and the Board of Directors, (ii) no other individual shall be elected or appointed as Chief Executive Officer of the Company, (iii) the highest other executive officers of the Company shall report to no individual other than the Executive, and (iv) no individual or group of individuals (including a committee established or other designee appointed by the Board) shall have any authority over or equal to the authority of the Executive in his role as Chief Executive Officer, and neither the Company, the Board, nor any member of the Board shall take any action which will or could have the effect of, or appear to have the effect of, giving such authority to any such individual or group. The Executive shall be entitled to the full protection of applicable indemnification provisions of the certificate of incorporation and bylaws of the Company, as the same may be amended from time to time, for his service as a director, officer and employee of the Company.

                  (c) If:

                           (i) the Company materially changes the Executive's duties and responsibilities as set forth in Paragraph 1(b) or 2(b) without his consent (including, without limitation, by violating any of the provisions of clause (i), (ii), (iii) or (iv) of Paragraph 2 (b));

                           (ii) the Executive's place of employment or the principal executive offices of the Company are moved to a location more than fifty (50) miles from the geographical center of Ann Arbor, Michigan;

                           (iii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement (other than those specified in this Section 2(c)) that has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company;

                           (iv) there occurs a "change in control" (as hereinafter defined) of the Company; or

                           (v) the Board or any nominating committee thereof or committee performing a Board nomination function fails to nominate the Executive for election to the Board in connection with any shareholders' meeting to be held or action to be taken for the election of directors;

then the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 5(a)(ii)).

                  (d) The Executive shall be considered not to have consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

                  (e) The term "change in control" means the first to occur of the following events:

                           (i) any person or group of commonly controlled persons owns or controls, directly or indirectly, fifteen percent (15%) or more of the voting control or value of the equity interests in the Company following consummation of the initial public offering of the Company's Common Shares, without par value (the "IPO");

                           (ii) any person or group of commonly controlled persons who own less than five percent (5%) of the voting control or value of the equity interests in the Company during the first 30 days following the consummation of the IPO acquire ownership or control, directly or indirectly, of more than twenty percent (20%) of the voting control or value of the equity interests in the Company;

                           (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

         3. Compensation.

         During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

         (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) in a manner consistent with the compensation of Chief Executive Officers of publicly-held real estate investment trusts.

         (b) The Company shall pay to the Executive bonus compensation for each calendar year of the Company, not later than sixty (60) days following the end of each year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar years, and determined and calculated in a manner set forth on Exhibit A attached hereto.

         (c) The Company shall grant to the Executive, pursuant to the Company's Long-Term Incentive Plan, options to acquire 400,000 shares of the Company's $.01 par value common stock (the "Common Stock") for a period of ten years from the date of the initial public offering of the Common Stock at a price equal to the initial public offering price of the Common Stock. The options shall vest (at which time they shall become exerciseable) prorata on each of the first three anniversaries of the execution of the Employment Agreement.

         (d) The Company shall provide to the Executive and his family all the medical, dental, and all other group insurance benefits which the Company provides generally to employees of the Company during active employment. In the event of disability or death of the Executive, these benefits shall be continued by the Company for life for the Executive and his spouse.

         (e) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under their terms (and nothing in this Employment Agreement shall or shall be considered to in any way affect the Executive's rights and benefits thereunder except as expressly provided herein).

         (f) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the Executive in his reasonable and good faith discretion, which in any event shall be not less than as provided generally under the Company's vacation and sick leave policy for executive officers.

         (g) The Executive shall be entitled to participate in any option or other employee benefit compensation plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of that plan.

         (h) Beginning on the day after the cessation of the Executive's employment with the Company, except in the case of termination of the Executive's employment for cause under Paragraph 5, and continuing until the Executive's death or the date, if ever, on which the Executive begins full-time employment with another employer, the Company shall provide to the Executive, at no cost to the Executive, office space at a location (other than the executive offices of the Company) suitable to the Executive's status as the former Chief Executive Officer of the Company, a full-time secretary and other customary office support functions.

         (i) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursements to be made hereunder as the Company shall reasonably request.

         4. Payment in the Event of Death or Permanent Disability.

         (a) The Company shall arrange for certain life insurance benefits to be available to the Executive and his family as provided in this paragraph pursuant to a Split-Dollar Agreement between the Company and the Executive (or his assigns), in substantially the form of EXHIBIT B attached hereto and incorporated herein by this reference. The life insurance benefit to be provided by the Company to the Executive and his family under the Split-Dollar Agreement shall be provided under two policies. One policy shall be a joint and survivor policy in the amount of One Million Dollars ($1,000,000) insuring the life of the Executive and his spouse. The other policy shall insure the Executive's life and shall be in an amount equal to the greater of (i) One Million Dollars ($1,000,000) or (ii) five (5) times the Executive's annual cash compensation paid or payable by the Company (including the base salary provided under Paragraph 3(a) of this Agreement and the bonus provided under Paragraph 3(b) of this Agreement). Each year, the amount of the life insurance benefit shall be reviewed and revised in accordance with the prior years' cash compensation paid and accrued for the benefit of the Executive, as soon as the amount of the prior year's earned cash compensation, including all cash bonuses, can be calculated.

         (b) In the event of the Executive's "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, for a period of fifteen (15) years the Company shall pay to the Executive an annual amount equal to .80 times the Executive's then effective per annum rate of salary, as determined under Paragraph

3(a), plus a pro rata portion of the bonus applicable to the fiscal year in which such permanent disability occurs, as such bonus is determined under Paragraph 3(b). After such fifteen (15) year period and for each year thereafter until the Executive attains age sixty-five (65), the Company shall pay to the Executive a disability benefit in an amount equal to the greater of (i) sixty-five percent (65%) of the Executive's base compensation during the year in which the disability occurred, or (ii) fifty percent (50%) of the Executive's average annual total cash compensation for the three (3) years immediately before the year in which the disability occurred. The Company, to the extent possible, shall insure such disability benefits through an insurance company. Such coverage shall contain a benefit for total, as well as partial and residual, disabilities. The Company shall review and revise the amount of coverage not less than annually in accordance with the prior year's total cash compensation as soon as the amount of cash compensation, including all cash bonuses, can be calculated. In the event of, and upon the Executive's permanent disability, all unvested options shall vest immediately and become fully exerciseable.

         (c) Except as otherwise provided in Paragraphs 3(e), 3(h) (in the event of permanent disability only), 4(a), and 4(b), in the event of the Executive's death or permanent disability, the Executive's employment hereunder shall terminate and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder, up to and including the date of such death or permanent disability, as the case may be.

         (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty
(120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Ann Arbor, Michigan, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

         5. Termination.

         (a) The employment of the Executive under this Employment

Agreement, and the terms hereof, may be terminated by the Company:

                  (i) on the death or permanent disability (as defined in Section 4(d)) of the Executive,

                  (ii) for cause at any time by action of the Board. For purposes hereof, the term "cause" shall mean:

                           (A) The Executive's fraud, commission of a felony or
                  of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his lawful duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

                           (B) The Executive's material breach of any material
                  provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive; or

                  (iii) other than for cause at any time by action of the Board, subject to the operation of Paragraph 5(c).

         The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of an event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices held by the Executive in the Company.

         (b) In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Detroit, Michigan. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner, the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. If the arbitrator determines that the Executive's termination was effected for "cause," the Executive shall reimburse the Company for all compensation and benefits received by him during the pendency of the arbitration to which he is not entitled in accordance with the first sentence of Paragraph 5(c). Expenses of the arbitration shall be borne equally by the parties.

         (c) In the event of termination for any of the reasons set forth in subparagraph (a)(i) or (a)(ii) of this Paragraph 5, except as otherwise provided in Paragraphs 3(e), 3(i) (in the case of permanent disability only), 4(a), and 4(b), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination and all unvested options shall be forfeited. If the Company terminates the Executive's employment other than pursuant to subparagraph 5(a)(i) or 5(a)(ii) or the Executive terminates his employment pursuant to subparagraph 2(c), all of the compensation and benefits payable to the Executive pursuant to this Employment Agreement shall be paid to the Executive for the remainder of the term of this Employment Agreement (as that term is defined in subparagraph 2(a)), and all option granted to the Executive shall vest immediately and become fully exerciseable.

         6. Tax Adjustment Payments. If all or any portion of the amounts payable to the Executive under this Employment Agreement (together with all other payments of cash or property, whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty
(30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 6 has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 6. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

         7. Representations and Warranties of the Company.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

         (b) The execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.

         (c) No provision of the Company's governing documents or any agreement to which it is a party or by which it is bound or of any material law or regulation of the kind usually applicable and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its respective obligations hereunder and consummate the transactions contemplated hereby.

         8. Miscellaneous.

         (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

         (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

         (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

         (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in Detroit, Michigan, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration.

         (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

         (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Delaware.

         (i) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

                                         CAPTEC NET LEASE REALTY, INC.

                                         By:
                                             --------------------------
                                         Title: -----------------------


                                         -----------------------------
                                         PATRICK L. BEACH

                                    EXHIBIT A

                                BONUS CALCULATION

         The amount of the bonus to be paid by the Company to the Executive under Paragraph 3(b) of the Employment Agreement shall be based on the increase in the "funds from operations per share" of the Company from year to year. The bonus for calendar 1996 under this Agreement shall be based on the increase from the Company's pro forma 1995 "funds from operations per share" to the Company's 1996 "funds from operations per share." Each year thereafter, the "funds from operations per share" for the current year shall be compared to the "funds from operations per share" for the immediately preceding year. The amount of the "funds from operations per share" shall be appropriately adjusted in connection with share dividends, share splits and other changes in the Company's capitalization and shall be determined each year by the Company's Compensation Committee in conjunction with such accountants or other experts as may be appropriate. The amount of the bonus each year shall be calculated as follows:


GROWTH FROM PRIOR YEAR'S                      AMOUNT OF BONUS AS
"FUNDS FROM OPERATIONS PER SHARE"           PERCENTAGE OF BASE SALARY Sa

Zero to less than 5%                                    10%
5% to less than 10%                                     25%
10% to less than 15%                                    50%
15% to less than 20%                                    75%
20% or higher                                          100%

                                    EXHIBIT B

                            [SPLIT-DOLLAR AGREEMENT]

                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)

For Client:
    Client:

Proposed Policy: Survivorship Whole Life (Form # 2J-90(96))

Base Policy provides Guaranteed Level Death Benefit payable only at second death.

Base Policy provides Guaranteed Level Premiums payable for 55 years.

1st Insured's Risk Classification:          MALE     PREFERRED NONSMOKER age 47
2nd Insured's Risk Classification:          FEMALE   PREFERRED NONSMOKER age 45

For issue in the state of OH.

Divided Option: Dividends buy Paid-Up Additional Insurance.


                                                                                 INITIAL CONTRACT PREMIUMS
BENEFITS INCLUDED                                        ANNUAL             SEMI-ANNUAL          CHECK-O-MATIC     YEARS TO PAY
- -----------------                                        ------             -----------          -------------     ------------

2,500 Base Policy (Guaranteed)                        $ 28,475.00           $ 15,341.25            $ 2,557.50           55
                                                      -----------           -----------            ----------
Total Initial Contract Premium                        $ 28,475.00           $ 15,341.25            $ 2,557.50


This policy insures two individuals with the death benefit payable only at the second death, except for any First- to-Die Rider. The primary purpose of this policy is to provide for estate liquidity.

If you apply for this life insurance policy, MetLife will determine your eligibility for coverage and premiums based on your actual risk classifications and issue ages. You should compare the specifications shown above to those on page 3 of any policy you may receive. If different, your MetLife representative will explain any differences and provide you with a revised illustration.

WHAT IS GUARANTEED

The Contract Premium (Base Policy premium and all riders, except First-to-Die Rider if any) shown in the illustration is guaranteed and can not be increased by MetLife. MetLife also guarantees that the Death Benefit and the Cash Value will never be less than the amount shown under the "Guaranteed" column headings as long as the policyowner pays the required Contract Premiums, when due, and does not borrow or surrender any Guaranteed Cash Value. THE GUARANTEED CASH VALUE AND THE GUARANTEED DEATH BENEFIT DO NOT REFLECT REDUCTIONS THAT WOULD RESULT FROM ANY POLICY LOANS FROM ANY POLICY LOANS OR SURRENDERS.

                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)

WHAT IS NON-GUARANTEED

Amounts shown under the "Non-Guaranteed" columns reflect dividends. Dividends -- WHICH CAN NOT BE GUARANTEED, PREDICTED, OR EVEN ESTIMATED -- may be used to increase your Death Benefit and/or Cash Value, used to reduce your Premium Outlay, taken in cash, or applied under certain combinations of these uses. This illustration is based on the 1996 dividend scale.

Since dividends will vary as changes occur MetLife's investment earnings (interest), claims experience, and expenses, your actual Non-Guaranteed Cash Value, Death Benefit, and Premium Outlay may differ (more or less) from what is shown in the illustration.

In addition, the actual dividend option you choose and the extent to which you borrow or surrender your policy's cash value will also cause your Non-Guaranteed Cash Value and Death Benefit, as well as your Premium Outlay to be more or less than what is shown in the illustration.

The purpose in showing the "Non-Guaranteed" columns is to assist you in understanding how the policy works, NOT how it will perform.

ACCELERATED PAYMENT ARRANGEMENT -- Dividends can also be used to reduce the number of years premium payments must be made in cash as shown in the Premium Outlay column.

Additions Rider Cash Value if any.

Since dividends are NON-GUARANTEED, the actual number of years you will have to pay the Contract Premium which continues to be required for 55 years, in cash, may differ from what is shown in this illustration. If dividends are reduced, some additional out-of-pocket cash outlays may be required by you even after cash outlays have been discontinued under the Accelerated Payment Arrangement.

The following table demonstrated how dividends may affect policy values.


                                                                                                            NON-GUARANTEED
                                                                            NON-GUARANTEED CURRENT  DIV. SCALE (LESS 1% OF
                                       GUARANTEED                         CURRENT DIV. SCALE      THE INTEREST COMPONENT)
          POLICY                 CONTRACT      DEATH       CASH      PREMIUM     DEATH      CASH      PREMIUM   DEATH       CASH
           YEAR                  PREMIUM      BENEFIT      VALUE      OUTLAY    BENEFIT     VALUE     OUTLAY    BENEFIT     VALUE

              5                    28475      25000000       8000     28475     2653674    108340      28475    2630333     104036

             10                    28475      25000000     247500     28475     2931903    351579      28475    2848424     331463

             20                    28475      25000000     707500         0     2631836    759613       8851    2553315     728574

         age 65                    28475      25000000     602500         0     2644931    654683      11500    2550686     620750

         age 65                    28475      25000000     707500         0     2631836    759613       8851    2553315     728574


For the table above as well as the Standard Ledger section shown on the following pages, Contract Premiums and Premium Outlay are assumed to be paid on the first day of each policy year, and Cash Values and Death Benefits are shown, do not show the impact of any loans or cash surrenders. The Non-Guaranteed Death Benefit and Cash Value columns, which are based on the Premium Outlay shown, reflect any illustrated loans or cash surrenders. Other Non-Guaranteed columns shown in this illustration that reflect dividend balances only show the impact of any illustrated cash surrenders.

                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)

Proposed Insureds: and

Acknowledges

         This illustration provides a summary of certain guaranteed and non-guaranteed values and certain other provisions relating to the policy described in this illustration. The policy must be read carefully to see exactly what benefits are provided and what conditions apply. All rights and obligations will be governed by the terms and conditions set forth in the policy itself if and when issued. You have the absolute right to return the policy for any reason to MetLife or to the sales representative from whom you purchased this policy within 10 days after you receive it (or a longer period if stated in your policy) and receive a refund of any premiums paid.

         We have received all 14 pages of the illustration and understand that if any of the pages are missing this illustration is not valid. We understand that any non-guaranteed elements illustrated are subject to change. This means that the Premium Outlay, non-guaranteed cash values, and non-guaranteed death benefits may be more or less than those shown in the illustration. No representations have been made to us to the contrary. We also understand that under no circumstances (except for policy loans or surrenders) will the values and benefits ever be less than those shown as guaranteed for as long as the required contract premiums are paid.

                                                                 Date:
Signature of Applicant (policyowner)

                                                                 Date:
Signature of Applicant (policyowner)

                                                                 Date:
Signature of 1st Insured (if other than policyowner)

                                                                 Date:
Signature of 2nd Insured (if other than policyowner)

I certify that this illustration has been presented to the applicants in its entirety and that I have explained that any non-guaranteed elements illustrated are subject to change. I have made no representations that are inconsistent with the illustration.

                                                                 Date:
Signature of Representative

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

PREPARED FOR: AND
PRESENTED BY: Agent

MALE PREFERRED NONSMOKER 47
FEMALE PREFERRED NONSMOKER 45

ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':  $2,500,000.00
TARGET AMOUNT OF INSURANCE:                               $2,500,000.00
TARGET AMOUNT OF INSURANCE:                                         $ 28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE             1996 DIVIDEND SCALE, 1996
PORTFOLIO


                                                                              NON GUARANTEED
          GUARANTEED                                                               CASH
                                                                                 VALUE OF
POL    CONTRACT   CASH      DEATH      PREMIUM      AMOUNT     ANNUAL     LOAN    ANNUAL   ADDITIONAL   CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE    BENEFIT     OUTLAY       SURR.      LOAN     INTEREST DIVIDEND  INSURANCE   VALUE   INSURANCE   BENEFIT
        B-O-Y     E-O-Y     B-O-Y       B-O-Y       B-O-Y      E-O-Y      E-O-Y   E-O-Y      E-O-Y     E-O-Y     E-O-Y      E-O-Y

 1      28475         0    2500000      28475          0         0          0         0          0         0          0  25000000
 2      28475      2500    2500000      28475          0         0          0      5000       4999      7499      31973   2531903
 3      28475     25000    2500000      28475          0         0          0      5850      11248     36248      68061   2568061
 4      28475     52500    2500000      28475          0         0          0      6775      18917     71417     108339   2608339
 5      28475      8000    2500000      28475          0         0          0      7925      28340    108340     153674   2653674
 6      28475    112500    2500000      28475          0         0          0      9250      39827    152327     204546   2704508
 7      28475    142500    2500000      28475          0         0          0      9975      52936    195436     257584   2757584
 8      28475    177500    2500000      28475          0         0          0     10800      67886    245386     313115   2813115
 9      28475    212500    2500000      28475          0         0          0     11675      84858    297358     371162   2871162
10      28475    247500    2500000      28475          0         0          0     12625     104079    351579     431903   2931903

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIO-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

PREPARED FOR: AND
PRESENTED BY: Agent

MALE              PREFERRED NONSMOKER 47
FEMALE            PREFERRED NONSMOKER 45


ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                                 $ 2,500,000.00
TARGET AMOUNT OF INSURANCE                       $ 2,500,000.00
INITIAL ANNUAL CONTRACT
PREMIUM (see Page 1)                                               $28,475.00


DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE             1996 DIVIDEND SCALE, 1996
PORTFOLIO


                                                                              NON GUARANTEED
          GUARANTEED                                                               CASH
                                                                         ANNUAL  VALUE OF
POL    CONTRACT   CASH      DEATH       PREMIUM   AMOUNT     ANNUAL       LOAN     ANNUAL   ADDITIONAL  CASH  ADDITIONAL  DEATH
YEAR   PREMIUM    VALUE    BENEFIT       OUTLAY    SURR.      LOAN      INTEREST  DIVIDEND  INSURANCE  VALUE   INSURANCE BENEFIT
        B-O-Y     E-O-Y     B-O-Y         B-O-Y    B-O-Y      E-O-Y       E-O-Y   E-O-Y      E-O-Y    E-O-Y      E-O-Y    E-O-Y

# 11    28475    287500    2500000          0      28475         0          0     13675      95143    382643     374757  2874757
# 12    28475    327500    2500000          0      28475         0          0     14800      86614    414114     324000  2824000
# 13    28475    367500    2500000          0      28475         0          0     15950      78564    446064     279242  2779242
# 14    28475    412500    2500000          0      28475         0          0     17325      71250    483750     240760  2740750
# 15    28475    457500    2500000          0      28475         0          0     18700      64744    522244     208101  2708101
# 16    28475    112500    2500000          0      28475         0          0     20200      59228    561728     181194  2681194
# 17    28475    142500    2500000          0      28475         0          0     21900      54983    607483     160208  2660208
# 18    28475    177500    2500000          0      28475         0          0     13675      52183    654683     144931  2644131
# 19    28475    212500    2500000          0      28475         0          0     25650      51141    703641     135497  2635497
# 20    28475    247500    2500000          0      28475         0          0     27750      52113    759613     131836  2631136

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10. # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

PREPARED FOR: AND
PRESENTED BY: Agent

MALE                     PREFERRED NONSMOKER 47
FEMALE                   PREFERRED NONSMOKER 45


ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                                  $ 2,500,000.00
TARGET AMOUNT OF INSURANCE                        $ 2,500,000.00
INITIAL ANNUAL CONTRACT
PREMIUM (see Page 1)
    $28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
1996 DIVIDEND SCALE, 1996 PORTFOLIO


                                                                              NON GUARANTEED
          GUARANTEED                                                               CASH
                                                                       ANNUAL     VALUE OF
POL    CONTRACT   CASH      DEATH      PREMIUM   AMOUNT     ANNUAL      LOAN       ANNUAL  ADDITIONAL   CASH   ADDITIONAL  DEATH
YEAR   PREMIUM    VALUE    BENEFIT      OUTLAY    SURR.      LOAN     INTEREST    DIVIDEND  INSURANCE   VALUE  INSURANCE  BENEFIT
        B-O-Y     E-O-Y     B-O-Y        B-O-Y    B-O-Y      E-O-Y     E-O-Y       E-O-Y     E-O-Y      E-O-Y    E-O-Y     E-O-Y

# 21    28475    760000    2500000          0      28475         0          0     30025      55426    815426     134009  2634009
# 22    28475    817500    2500000          0      28475         0          0     32675      61629    879129     142541  2642541
# 23    28475    872500    2500000          0      28475         0          0     35475      71084    943584     157423  2657483
# 24    28475    932500    2500000          0      28475         0          0     38350      84105   1016605     178515  2678505
# 25    28475    990000    2500000    -282063      28475    282062      22565     41400     101127    786499     205917  2401289
# 26    28475   1050000    2500000          0      28475         0      24370     44675     122660    843662     239872  2410814
# 27    28475   1112500    2500000          0      28475         0      26320     48225     149310    906492     280764  2425446
# 28    28475   1172500    2500000          0      28475         0      28425     52050     181696    970453     328982  2445289
# 29    28475   1232500    2500000          0      28475         0      30699     56075     220436   1038494     384873  2470431
# 30    28475   1292500    2500000          0      28475         0      33155     60300     266156   1111059     448801  2501204


         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10. # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

PREPARED FOR:              AND
PRESENTED BY:              Agent

MALE              PREFERRED NONSMOKER 47
FEMALE            PREFERRED NONSMOKER 45

ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                                    $ 2,500,000.00
TARGET AMOUNT OF INSURANCE                          $ 2,500,000.00
INITIAL ANNUAL CONTRACT
PREMIUM (see Page 1)                                                $28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
1996 DIVIDEND SCALE, 1996 PORTFOLIO

                                                                              NON GUARANTEED
          GUARANTEED                                                               CASH
                                                                       ANNUAL    VALUE OF
POL    CONTRACT  CASH      DEATH         PREMIUM  AMOUNT     ANNUAL     LOAN      ANNUAL   ADDITIONAL CASH    ADDITIONAL   DEATH
YEAR   PREMIUM   VALUE     BENEFIT        OUTLAY  SURR.       LOAN    INTEREST   DIVIDEND  INSURANCE  VALUE    INSURANCE  BENEFIT
        B-O-Y    E-O-Y      B-O-Y         B-O-Y   B-O-Y       E-O-Y     E-O-Y     E-O-Y     E-O-Y     E-O-Y      E-O-Y     E-O-Y

# 31    28475   1352500    2500000          0      28475         0      35808     64450     319267   1188362     520735  1537360
# 32    28475   1412500    2500000          0      28475         0      38672     68600     380280   1270703     600844  2578767
# 33    28475   1470000    2500000          0      28475         0      41766     72525     449499   1355656     688972  2625129
# 34    28475   1527500    2500000          0      28475         0      45107     76300     527297   1445847     785136  2676186
# 35    28475   1582500    2500000          0      28475         0      48716     80050     614152   1538986     889586  2731920
# 36    28475   1637500    2500000          0      28475         0      52613     83700     710565   1637786    1002674  2792395
# 37    28475   1690000    2500000          0      28475         0      56822     87350     817017   1739916    1124811  2857110
# 38    28475   1740000    2500000          0      28475         0      61368     91050     934064   1845595    1256629  2928160
# 39    28475   1787500    2500000          0      28475         0      66278     94625    1062095   1954848    1398469  3003722
# 40    28475   1832500    2500000          0      28475         0      71580     97900    1201354   2067527    1550475  3084143


The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10. # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

PREPARED FOR:      AND
PRESENTED BY:      Agent

MALE               PREFERRED NONSMOKER 47
FEMALE             PREFERRED NONSMOKER 45


ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                          $ 2,500,000.00
TARGET AMOUNT OF INSURANCE                $ 2,500,000.00
INITIAL ANNUAL CONTRACT
PREMIUM (see Page 1)                                        $28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
1996 DIVIDEND SCALE, 1996 PORTFOLIO


                                                                            NON GUARANTEED
          GUARANTEED                                                             CASH
                                                                       ANNUAL   VALUE OF
POL    CONTRACT    CASH     DEATH       PREMIUM  AMOUNT      ANNUAL    LOAN      ANNUAL   ADDITIONAL  CASH   ADDITIONAL     DEATH
YEAR   PREMIUM    VALUE    BENEFIT      OUTLAY    SURR.       LOAN    INTEREST  DIVIDEND  INSURANCE   VALUE   INSURANCE    BENEFIT
        B-O-Y     E-O-Y     B-O-Y        B-O-Y    B-O-Y       E-O-Y     E-O-Y     E-O-Y     E-O-Y     E-O-Y     E-O-Y      E-O-Y

# 41    28475   1877500    2500000          0      28475         0      77306    100825    1351969   2185836   1712589    3168955
# 42    28475   1917500    2500000          0      28475         0      83491    103375    1514046   2304422   1884666    3257542
# 43    28475   1957500    2500000          0      28475         0      90170    105500    1687705   2427911   2066418    3349124
# 44    28475   1995000    2500000          0      28475         0      97384    106850    1872537   2552859   2256830    3442152
# 45    28475   2035000    2500000          0      28475         0     105174    107875    2068978   2681426   2455673    3535821
# 46    28475   2072500    2500000          0      28475         0     113588    108875    2278072   2817132   2663229    3629789
# 47    28475   2110000    2500000          0      28475         0     122675    109350    2499974   2953859   2878397    3722268
# 48    28475   2152500    2500000          0      28475         0     132489    111650    2740186   3104082   3105907    3817503
# 49    28475   2195000    2500000          0      28475         0     143088    113375    2999167   3262475   3344253    3912831
# 50    28475   2240000    2500000          0      28475         0     154535    115100    3278076   3431849   3594343    4008115


The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10. # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement

                       METROPOLITAN LIFE INSURANCE COMPANY
                               ONE MADISON AVENUE,
                             NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER


PREPARED FOR:       AND
PRESENTED BY:       Agent

MALE                PREFERRED NONSMOKER 47
FEMALE              PREFERRED NONSMOKER 45


ISSUE STATE: OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                                      $2,500,000.00
TARGET AMOUNT OF INSURANCE                            $2,500.000.00
INITIAL ANNUAL CONTRACT PREMIUM (see Page 1):
                                                      $28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE            1996 DIVIDEND SCALE, 1996
PORTFOLIO


                                                                             NON GUARANTEED
          GUARANTEED                                                              CASH
                                                                       ANNUAL   VALUE OF
POL    CONTRACT   CASH      DEATH      PREMIUM    AMOUNT     ANNUAL     LOAN     ANNUAL  ADDITIONAL   CASH   ADDITIONAL     DEATH
YEAR   PREMIUM   VALUE     BENEFIT      OUTLAY     SURR.      LOAN    INTEREST  DIVIDEND  INSURANCE   VALUE   INSURANCE    BENEFIT
        B-O-Y    E-O-Y      B-O-Y        B-O-Y     B-O-Y      E-O-Y     E-O-Y     E-O-Y     E-O-Y     E-O-Y     E-O-Y       E-O-Y

#51     28475   2287500    2500000          0      28475         0     166898    118300    3579203   3613578   3858106     4104910
#52     28475   2332500    2500000          0      28475         0     180250    118750    3901122   3800247   4135086      420170
#53     28475   2380000    2500000          0      28475         0     194760    119275    4248592   4000547   4430001     4301966
#54     28475   2420000    2500000          0      28475         0     210244    119700    4613789   4195500   4744744     4406455
#55     28475   2500000    2500000          0      28475         0     227063    120150    4936993   4371641   4936993     4371641

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be Less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIE premium or repay any loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.

         # The Premium Outlay for three years illustrates the use of dividends which are not guaranteed and/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement.

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           95121H1 (EXP 1296) MLIC-LD

                              THE EXPLANATORY NOTES
                                 STANDARD LEDGER

Premium Outlay -- Shows the results if the January 1996 dividend scale continues without change. Dividends are not guaranteed and may increase or decrease in the future. If the future dividends decrease, it is possible that dividends and any Paid-Up Additions Rider Cash Value will not be sufficient in some future years to fund the full Contract Premium, and some additional out-of-pocket cash outlay will be required. The amount of any additional cash outlay will depend on the level of coverage to remain in force. This column also reflects any cash surrenders and/or loans.

Guaranteed Cash Value - The total as of the end of the policy year of the Guaranteed Cash Value of the base policy, plus the Guaranteed Cash Value of the Supplemental Insurance Benefit, if any (calculated using guaranteed maximum term rates and no dividends), plus the Paid-Up Additions Rider Guaranteed Cash Value, if any. All value assume no dividends are paid, no loans or cash surrenders are made, and all Contract Premiums have been paid, when due, through that year.

Guaranteed Death Benefit - The total of the Face Amount of insurance under the base policy, any guaranteed coverage under Supplemental Insurance Benefit coverage (calculated using guaranteed maximum term rates and no dividends), any Four Year Term Insurance Rider coverage, and any Guaranteed Paid-Up Additions Rider Death Benefit. It does not include the Death Benefit of any First-to-Die Rider.

Non-Guaranteed Cash Value- The total as of the end of the year of the Guaranteed Cash Value of the base policy, plus the Non-Guaranteed Paid-Up Additions Rider Cash Value, if any, plus the Cash Value of Paid- Up Insurance purchased by dividends and under the Supplemental Insurance Benefit, if any, plus accumulated dividends, if any, plus the end of year dividend, if any, minus any outstanding loans and loan interest due. This column reflects any cash surrenders shown.

Non-Guaranteed Additional Insurance - Includes the Death Benefit of Paid-Up Additional Insurance purchase by dividends and under the Supplemental Insurance Benefit, if any. It does not include any values under the Paid-Up Additions Rider.

Non-Guaranteed Death Benefit - Includes the Face Amount of insurance under the base policy, the Death Benefit of Paid-Up Additional Insurance purchased by dividends, if any, plus the accumulated dividends, if any, the Death Benefit of the Paid-Up Additions Rider, if any, the Death Benefit of the Supplemental Insurance Benefit, if any, the Death Benefit of the Four Year Term Rider Insurance, if any, minus any outstanding loan and loan interest due. It does not include the Death Benefit of the First-to-Die Rider, if any. This column reflects any cash surrenders shown.

Amount Surrendered - Includes any amounts surrendered from any dividend balances and/or Paid-Up Rider values.

Dividend Information - Dividends, which are based on the January 1996 scale, cannot be guaranteed, and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay and non- guaranteed values and benefits are likely to be more or less favorable than those illustrated. However, your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any loan), and your values and benefits will not be less than the amounts shown in the guaranteed values columns (except for any surrenders and loans).

Tax Note - The inclusion of the Paid-UP Additions Rider, the Four Year Term Rider, or the First-to-Die Rider may cause this policy to be considered a modified endowment contract (MEC) for federal income tax purposes. If so, amounts you receive, including loans proceeds, will be subject to federal income tax to the extent of any gain in your policy. Taxable amounts are also generally subject to a 10 percent additional tax unless you are at least age 59 1/2 when such amounts are received. Please consult your tax or legal advisor for possible tax implications.


Issue of Insurance - Any application for insurance will be subject to MetLife's underwriting rules.

Loan Interest- This illustration is based on an adjustable loan interest rate of 8.00%. Actual rates may differ and are subject to change on each policy anniversary.

                       METROPOLITAN LIFE INSURANCE COMPANY
                               ONE MADISON AVENUE,
                             NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIO-LD

Interest Adjusted Indexes - These indexes provide a means for evaluating the comparative cost of the policy under stated assumptions. They can be useful in comparing similar plans of insurance, a lower index being better than a higher one. These indexes reflect the time value of money.

Indexes are approximate because they involve assumptions, including the rate of interest used, the dividends being paid in cash and the continuation of current dividend scales. Indexes apply to the basic policy only. They exclude the Supplemental Insurance Benefit, if any, as well as any optional riders such as disability waiver.

Interest adjusted indexes based on a 5.00% interest rate for the basic policy:


                                                 END OF           END OF
                                                 10 YRS           20 YRS


LIFE INSURANCE NET PAYMENT COST INDEX              8.53             6.82
LIFE INSURANCE SURRENDER COST INDEX                1.03             1.34
EQUIVALENT LEVEL ANNUAL DIVIDEND                    286             4.57


                       METROPOLITAN LIFE INSURANCE COMPANY
                               ONE MADISON AVENUE,
                             NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

After premiums for your policy have been paid for a number of years, the Accelerated Payment arrangement allows you to choose to pay future premiums, as they fall due, through the use of accumulated dividends, and Paid-Up Additions Rider cash value, if any. When you wish to start this procedure, ask your Metropolitan Life Sales Representative to confirm that the dividends credited to your policy and the Paid-Up Additions Rider cash value, if any, together with future dividends based on the scale then in effect, are sufficient to accomplish this objective. If values are sufficient, the procedure will make future premium payments annually (no out-of-pocket cash outlay from you). Your Sales Representative will assist you in making this change, if necessary, and in putting this procedure in effect.

The number of years illustrated that out-of-pocket premium payments are required under the Accelerated Payment arrangement is based upon the dividend scale in effect at the time the policy is issued. Dividends, however, are not guaranteed. Changes in dividend scales may increase or decrease the number of years for which out-of-pocket premiums need to be paid. Also, if future dividend scales decrease after this Accelerate Payment procedure is started, it is possible that values may not be sufficient in some future years to pay the then full current premium, again requiring out-of-pocket payment of the insufficient amount.

The Accelerated Payment arrangement increases your flexibility. When dividends are sufficient, you may stop your out-of-pocket outlay or continue to pay your premiums as you normally do. Even if you have chosen to pay premiums by the Accelerated Payment arrangement, you may return to paying your premiums directly at any time.

                       METROPOLITAN LIFE INSURANCE COMPANY
                               ONE MADISON AVENUE,
                             NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

BENEFITS THAT MAY BE AVAILABLE

The following are descriptions of benefits provided under the contract or by riders that may be included with your policy, only at issue. These benefits, are subject to certain limitations and exclusions which are not described below, and, may not be available with all policies and in all states. For full details, ask to see a specimen contract and/or rider.

DISABILITY WAIVER OF PREMIUMS BENEFIT

This benefit will be available, at the policyowner's option, an either or both of the insureds. Provides that, if a covered insured becomes totally disabled, as described in the rider, before age 60 and such disability lasts for at least six months, the full premium for the base policy and the Four Year Term Insurance Rider and the First-to- Die Rider will be waived while total disability continues. Premiums for any Paid-Up Additions Rider benefit or for the Supplemental Insurance Benefit will not be paid by this benefit. If the totally disabled insured dies, the premium payments will resume. There is also a limited waiver benefit for total disability occurring between ages 60 and 65.

PAID-UP ADDITIONAL INSURANCE BENEFIT

Provides for the purchase of additional paid-up insurance payable at the death of the second insured to die and which generates additional cash values. This rider also provides the potential for greater premium flexibility and for advancing the year when cash premium payments are no longer required under the Accelerated Payment arrangement.

FOUR YEAR TERM RIDER (ESTATE PROTECTION RIDER)

Application where the policy is to be transferred to a trust, or other third party owner, shortly after issue. This rider is intended to offset the possibility that the proceeds of the policy could be includible in the taxable estate of the second insured to die if such a transfer were to occur within years of death.

FIRST-TO-DIE RIDER

This rider provides level tern insurance on both insured lives with the death benefit payable at the death of the first insured to die. The term of the coverage can be either 10, 15, or 20 years, subject to issue age limitations.

SUPPLEMENTAL INSURANCE BENEFIT (SIB)

This benefit allows the policyholder to buy a combination of term insurance and paid-up additional insurance to supplement the fact amount of insurance. If this benefit is to be used, it must be elected at the time of issue.

POLICY SPLIT OPTION

This option allows the policyholder to convert the Survivorship Whole Life base policy and any Supplemental Insurance Benefit, any Paid-Up Additions Rider, and any accumulated dividends into two separate single life policies, one on the life of each of the insureds. This option is only available when the two insureds are married to each other at the time the policy was issued and may only be exercised in certain situations and is not available in all states.

                       METROPOLITAN LIFE INSURANCE COMPANY
                   ONE MADISON AVENUE, NEW YORK, NY 10010-3690
                           951211HI (EXP 1296) MLIC-LD

                                POLICY FACT SHEET

                                                                       INSURED #1                         INSURED #2

NAME
SEX                                                                    MALE                               FEMALE
AGE LAST BIRTHDAY                                                      47
RATING CLASS                                                           PREFERRED (47)                     PREFERRED (45)
SMOKING STATUS                                                         NONSMOKER                          NONSMOKER
SPECIAL RATING CLASS                                                   NONE (0)                           NONE (0)
                                                                       NONE (0)                           NONE (0)

ISSUE STATE                                                            OH


COVERAGES:
  GUARANTEED BASIC FACT AMOUNT                                                                                        $2,500,000
  NON GUARANTEED SUPPLEMENTAL INSURANCE BENEFIT                                                                              $ 0
  FOUR YEAR TERM RIDER                                                                                                       $ 0
  FIRST-TO-DIE RIDER                                                                                                         $ 0
  DISABILITY WAIVER                                                                                                 INSURED 1 NO
  DISABILITY WAIVER                                                                                                 INSURED 2 NO
  NON GUARANTEED PAID-UP ADDITIONS RIDER                                                                                      NO

INITIAL PREMIUMS:
  BASIC POLICY PREMIUM                                                       $ 28,475.00            15,341.25            2,557.50
    DISABILITY WAIVER INSURED 1                                              $      0.00                 0.00                0.00
    DISABILITY WAIVER INSURED 2                                              $      0.00                 0.00                0.00
  NON GUARANTEED SUPPL INS BEN (0)                                           $      0.00                 0.00                0.00
    ADDITIONAL DUMP-IN (SIB)                                                 $      0.00
  PLANNED SIB BILLABLE PREMIUM                                               $      0.00                 0.00                0.00
  FOUR YEAR TERM RIDER                                                       $      0.00                 0.00                0.00
  FIRST-TO-DIE RIDER                                                         $      0.00                 0.00                0.00
  NON GUARANTEED PAID-UP RIDER                                               $      0.00
    ADDITIONAL DUMP-IN (PUAR)                                                $      0.00

7 PAY GUIDELINE PREMIUM                                                    $   58,750.00
UNDERWRITING AMOUNT FOR PUAR                                               $        0.00
PRF  NSM PREMIUM FOR PUAR                                                  $   28,400.00
NON GUARANTEED INITIAL PUAR DEATH BENEFIT                                  $        0.00
NON GUARANTEED DEATH BENEFIT                                               $2,500,000.00

INITIAL AMOUNT OF SIB PAID-UP ADDITIONS                                    $           0
INITIAL AMOUNT OF SIB ONE-YEAR TERM INS                                    $           0


                             ACCOUNT REPRESENTATIVE:
                    THIS FORM MUST BE ATTACHED TO APPLICATION